UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: June 14, 2006

COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864
(Address of principal executive offices)

(208) 263-2266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As indicated in the Quarterly Report on Form 10-Q for the quarter ended April 29, 2006 (the “Form 10-Q”) filed by Coldwater Creek Inc. (the “Company”) on June 8, 2006, the Company’s independent registered public accounting firm was unable to complete its review of the financial information included in the Form 10-Q due to the Company’s pending restatement of certain historical financial information. As a result, the Company was unable to provide the officer certifications required by Section 906 of the Sarbanes-Oxley Act of 2002 with the Form 10-Q.

These deficiencies in the Form 10-Q were the result of the Company’s decision to restate its consolidated financial statements for the fiscal year ended January 28, 2006, and for the second, third and fourth quarters of fiscal 2005, to correct the manner in which it recognized fees received under its co-branded customer credit card program. The Company’s independent registered public accounting firm informed the Company that it would be unable to complete its review of the financial information in the Form 10-Q until the Company completed the restatement and filed an amended Form 10-K for the fiscal year ended January 28, 2006 including the restated financial information.

As a result of these deficiencies in the Form 10-Q, the Company received a Nasdaq Staff Determination letter on June 14, 2006 indicating that the Company failed to comply with the requirements for continued listing set forth in Marketplace Rule 4310(c)(14) relating to the timely filing of complete reports under the Securities Exchange Act of 1934, as amended, and that the Company’s common stock is therefore subject to delisting from The Nasdaq Stock Market. The Company requested and was granted a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Staff’s determination. The hearing request automatically stayed the delisting of the Company’s common stock pending the Panel’s decision. The Company’s common stock will remain listed on The Nasdaq Stock Market pending this decision.

In the interim, the Company is working diligently to complete the amendment to its Form 10-K for the fiscal year ended January 28, 2006 to reflect the restated financial information so that the Company’s independent registered public accounting firm can complete its review of the financial information in the Form 10-Q. Once this review is completed, the Company intends to file as soon as possible a fully compliant amended Form 10-Q/A including the certifications required under Section 906 of the Sarbanes-Oxley Act. It is currently expected that the Company’s amended Form 10-K filing will be finalized prior to the Nasdaq hearing date which will enable the Company to file its amended Form 10-Q and return to compliance with Nasdaq’s Marketplace Rules.

On June 20, 2006, the Company issued a press release announcing its receipt of the Nasdaq Staff Determination letter. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated June 20, 2006 of Coldwater Creek Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: June 20, 2006

/s/ Melvin Dick
Melvin Dick, Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release dated June 20, 2006 of Coldwater Creek Inc.